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                                                                    Exhibit 8(b)

                                   FORUM FUNDS
                               CUSTODIAN AGREEMENT


     AGREEMENT, dated as of December 18, 1995, between FORUM FUNDS (the "Fund"), a corporation operating as an open-end investment company under the Investment Company Act of 1940, duly organized and existing under the laws of the State of Delaware, and The First National Bank of Boston (the "Custodian"), a banking institution organized under the laws of the United States, provides as follows:

     WHEREAS, the Fund desires to appoint the Custodian as custodian of its securities and cash and the Custodian is willing to act in such capacity upon the terms and conditions set forth below; and

     WHEREAS, the Custodian in its capacity as custodian will also collect and apply the dividends and interest on securities in the manner and to the extent set forth below;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

     SECTION 1. The terms, as defined in this Section, whenever used in this Agreement or in any amendment or supplement hereto shall have the meanings specified below, insofar as the context will allow.

     (a) The Fund: The term Fund shall mean Forum Funds as defined in the preamble of this Agreement.

     (b) Custodian: The term Custodian shall mean The First National Bank of Boston, in its capacity as custodian under this Agreement.

     (c) Series: The term Series shall mean the Cellular Communications Fund, or any portfolio that the Fund shall subsequently establish and appoint the Custodian as custodian thereof and the Custodian shall accept.

     (d) Securities: The term Securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Fund.

     (e) Shares: The term Shares shall mean the issued and outstanding shares of common stock of a Series of the Fund.

     (f) Share Certificates: The term Share Certificates shall mean the stock certificates for the Shares.
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     (g) Shareholders:  The term Shareholders shall mean the registered owners from time to time of the Shares, as reflected on the stock registry records of the Fund.

     (h) Oral Instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in person or by telephone, vocal telegram or other electronic means, by a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board of Trustees of the Fund to give Oral Instructions on behalf of the Fund. Each Oral Instruction shall specify whether it is applicable to the entire Fund or a specific Series of the Fund.

     (i) Written Instructions: The term Written Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in original writing containing original signatures, or a copy of such document transmitted by telecopy, including transmission of such signature, or other mechanical or documentary means, at the request of a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board of Trustees of the Fund to give Written Instructions on behalf of the Fund. Each Written Instruction shall specify whether it is applicable to the Shares of the Fund or a specific Series of the Fund.

     (j) Securities Depository: The term Securities Depository shall mean a clearing corporation registered under Section 17A of the Securities Exchange Act of 1934 which maintains a system for the central handling of securities in which all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

     (k) Book-Entry Securities: The term Book-Entry Securities shall mean securities issued by the Treasury of the United States of America and Federal agencies of the United States of America that are maintained in the book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 C.F.R. 306, Subpart B of 31 C.F.R. 350 and the book-entry regulations of federal agencies substantially in the form of Subpart O, or in such successor regulations as may be adopted from time to time.

     (l) Book-Entry Account: The term Book-Entry Account shall mean as account maintained by a Federal Reserve Bank in accordance with the previously described Circular and regulations.

     (m) Sub-Custodian: The term Sub-Custodian shall mean a Sub-Custodian approved by the Fund as provided in SECTION 18 of this Agreement.

     SECTION 2. The Fund shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Fund's Board of Trustees authorizing execution of Written Instructions and the number of signatories required and setting forth authentic signatures of all


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signatories authorized to sign on behalf of the Fund or any Series thereof.
Such resolution shall constitute conclusive evidence of the authority of all signatories designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance thereon, until the Custodian receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give Written Instructions.

     The Fund shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Fund's Board of Trustees authorizing the transmittal of Oral Instructions and specifying the person or persons authorized to give Oral Instructions on behalf of the Fund or any Series thereof. This resolution shall constitute conclusive evidence of the authority of the person or persons designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance therein, until the Custodian actually receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give Oral Instructions. If the officer certifying the resolution is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the Fund authorized to give Written Instructions.

     SECTION 3. For all purposes under this Agreement, the Custodian is authorized to act upon receipt of the first of any Written or Oral Instruction it receives. If the first Instruction is an Oral Instruction, the Fund shall be responsible for delivering, or having delivered to the Custodian, a confirmatory Written Instruction; and in cases where the Custodian receives an Instruction, whether Written or Oral, with respect to a portfolio transaction, the Fund shall cause the broker or dealer to send a written confirmation of the transaction to the Custodian. The Custodian shall be entitled to rely on the first Instruction received and, for any act or omission undertaken in compliance therewith, shall be free of liability and fully indemnified and held harmless by the Fund. The sole obligation of the Custodian with respect to any confirmatory Written Instruction or broker or dealer written confirmation shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error, and to the extent such action requires the Custodian to act, the Fund shall give the Custodian specific Written Instructions as to the action required.

     SECTION 4. The Fund hereby appoints the Custodian as custodian of the Securities and cash (collectively, "assets") of each Series from time to time on deposit hereunder. The Securities held by the Custodian, unless payable to bearer or maintained in a Securities Depository or Book-Entry Account pursuant to SECTION 5, shall be registered in the name of the Custodian or in the name of its nominee, or if directed by Written Instructions, in the name of the Fund or its nominee. Securities, excepting bearer securities, delivered from time to time to the Custodian in certificated form shall, in all cases, be in due form for transfer, or registered as above provided. Such Securities and cash of the Fund shall be and remain the sole property of the Fund and the Custodian shall have only custody thereof.


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     The Custodian shall hold, earmark and physically segregate for the appropriate Series account of the Fund all non-cash property, including all Securities that are not maintained pursuant to SECTION 5 in a Securities Depository or Book-Entry Account.

     The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. Notwithstanding the foregoing, a separate bank account may be established by the Fund to be used as a petty cash account in accordance with Rule 17f-3 of the Investment Company Act of 1940 and the Custodian shall have no duty or liability with regard to such account.

     Upon receipt of Written Instructions, cash held by the Custodian for the Fund shall be deposited by the Custodian to the Custodian's credit in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     SECTION 5. The Fund hereby authorizes the Custodian to deposit assets of the Fund's Series as follows:

     (a) deposit with the Custodian or any other bank licensed and examined by the United States or any state thereof assets held in the Option Account created pursuant to SECTION 13(b);

     (b) deposit in the Custodian's account(s) with any Securities Depository all or any part of the Securities as may from time to time be held for the Fund; and

     (c) deposit Book-Entry Securities belonging to the Fund in a Book-Entry Account maintained for the Custodian by a Federal Reserve Bank.

     So long as any deposit referred to in (b) or (c) above is maintained for the Fund, the Custodian shall

         (i) deposit the Securities in an account that includes only assets held by it for customers;

        (ii) send the Fund a confirmation (i.e., an advice of notice of transaction) of any transfers of the Fund to or from the account;

       (iii) with respect to Securities of the Fund transferred to the account, identify as belonging to the Fund a quantity of securities in a fungible bulk of securities that are registered in the name of the Custodian or its nominee, or shown on the Custodian's account on the books of the Securities Depository, the Book-Entry System, or the Custodian's agent;


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        (iv) promptly send to the Fund all reports it receives from the appropriate Federal Reserve Bank or Securities Depository on its respective system of internal accounting control; and

         (v) send to the Fund such reports of the systems of internal accounting control of the Custodian and its agents through which such Securities are deposited as are available and as the Fund may reasonably request from time to time.

     The Fund warrants that its Board of Trustees has approved the arrangement for the deposit of Securities in a Securities Depository and Book-Entry System.

     The Custodian shall not waive any rights it may have against a Securities Depository or Federal Reserve Bank. The Fund may elect to be subrogated to the rights of the Custodian against the Securities Depository or Federal Reserve Bank or any other person with respect to any claim that the Custodian may have as a consequence of any loss or damage suffered by the Fund as a result of the Custodian's use of a Securities Depository or Book Entry Account if and to the extent that the Fund has not been made whole for any such loss or damage.

     SECTION 6. The Fund will initially transfer and deposit or cause to be transferred and deposited with the Custodian all of the Securities and cash owned by each Series of the Fund at the time this Agreement becomes effective. Such transfer and deposit shall be evidenced by appropriate schedules duly executed by the Fund. The Fund will deposit with the Custodian additional Securities of the Fund and dividends or interest collected on such Securities as the same are acquired from time to time.

     The Fund will cause to be deposited with the Custodian from time to time
(i) the net proceeds of Securities sold, (ii) the applicable net asset value of Shares sold, whether representing initial issue or any other securities and
(iii) cash as may be acquired.

     SECTION 7. The Custodian is hereby authorized and directed to disburse cash from time to time as follows:

     (a) for the purchase of Securities by the Fund, upon receipt by the Custodian of (i) Written or Oral Instructions specifying the Securities and stating the purchase price and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid and (ii) either the Securities so purchased, in due form for transfer or already registered as provided in SECTION 4, or notification by a Securities Depository or a Federal Reserve Bank that the Securities have been credited to the Custodian's account with the Securities Depository or Federal Reserve Bank;

     (b) for transferring funds, including mark-to-the-market payments, as directed by the Fund in connection with a repurchase agreement covering Securities that have been received by the Custodian as provided in subsection
(a) above, upon receipt by the Custodian of Written or


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Oral Instructions specifying the Securities, the purchase price and the party to whom the purchase price is to be paid;

     (c) to advance or pay out accrued interest on bonds purchased, cash dividends on stocks sold and similar items. In the event that any Securities are registered in the name of the Fund or its nominee, the Fund will endorse, or cause to be endorsed, to the Custodian dividend and interest checks, or will issue appropriate orders to the issuers of the Securities to pay dividends and interest to the Custodian;

     (d) for transferring funds as directed by the Fund to its redemption paying agent;

     (e) for exercising warrants and rights received upon the Securities, upon timely receipt of Written or Oral Instructions authorizing the exercise of such warrants and rights and stating the consideration to be paid;

     (f) for repaying, in whole or in part, any loan of the Fund, upon receipt of Written or Oral Instructions directing payment;

     (g) for transferring funds to any Sub-Custodian, upon receipt of Written or Oral Instructions and upon agreement by the Custodian; and

     (h) to disburse money to or upon the order of the Fund, as it may from time to time direct for the following purposes;

     (i) to pay proper compensation and expenses of the Custodian;

     (ii) to transfer funds to the Fund's dividends disbursing agent;

     (iii) to pay, or provide the Fund with money to pay, taxes, upon receipt of appropriate Written or Oral Instructions;

     (iv) to transfer funds to a separate checking account maintained by the Fund pursuant to Section 17f of the Investment Company Act of 1940, as amended from time to time; and

     (v) to pay interest, management or supervisory fees, administration, dividend and transfer agency fees and costs, compensation of personnel and operating expenses, including but not limited to fees for legal, accounting and auditing services. Before making any such payment or disbursement, however, the Custodian shall receive, and may conclusively rely upon, Written or Oral Instructions requesting such payment or disbursement and stating that it is for one or more or the purposes enumerated above. Notwithstanding the foregoing, the Custodian may disburse cash for other corporate purposes; provided, however, that such disbursement may be made only upon receipt of Written or Oral Instructions stating that such disbursement was authorized by resolution of the Board of Trustees of the Fund as a proper corporate purpose.


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     The determination of the Board of Trustees of the Fund as to what shall constitute income derived from the Securities, as distinguished from principal or capital, shall be final and conclusive upon the Fund, the Custodian and the Shareholders.

     SECTION 8. The Custodian is hereby authorized and directed to deliver Securities of the Fund from time to time as follows:

     (a) for completing sales of Securities sold by the Fund, upon receipt of
(i) Written or Oral Instructions specifying the Securities sold, the amount to be received and the broker, investment banker or other party to or upon whose order the Securities are to be delivered and (ii) the net proceeds of sale; provided, however, that the Custodian may accept payment in connection with the sale of Book-Entry Securities and Securities on deposit with a Securities Depository by means of a credit in the appropriate amount to the account described in SECTION 5(b) or (c) above; and provided further, that the Custodian may advance the proceeds of sale to the Fund pending the completion of the sale or the return to the Fund of the Securities in the event the sale fails to be completed. Any such advance shall be at the Custodian's risk and the Custodian shall be subrogated to the Fund's rights against any other person in the event the sale is not completed and the Fund's Securities are not returned;

     (b) for exchanging Securities for other Securities (and cash, if applicable), upon timely receipt of (i) Written or Oral Instructions stating the Securities to be exchanged, cash to be received and the manner in which the exchange is to be made and (ii) the other Securities (and cash, if applicable) as specified in the Written or Oral Instructions;

     (c) for exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, readjustment or otherwise, upon timely receipt of (i) Written or Oral Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made and (ii) the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Written or Oral Instructions;

     (d) for presenting for payment Securities that have matured or have been called for redemption;

     (e) for depositing with the lender Securities to be held as collateral for a loan to the Fund, upon receipt of Written or Oral Instructions directing delivery to the lender;

     (f) in connection with a repurchase agreement, upon receipt of Written or Oral Instructions stating (i) the Securities to be delivered and the payment to be received and (ii) payment;

     (g) for depositing with a depository agent in connection with a tender or other similar offer to purchase portfolio Securities of the Fund, upon receipt of Written or Oral Instructions;


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     (h) for depositing Securities with the issuer thereof, or its agents, for the purpose of transferring such Securities into the name of the Fund, the Custodian or any nominee of either in accordance with SECTION 4; and

     (i) for other proper corporate purposes; provided, that the Custodian shall receive Written or Oral Instructions requesting such delivery.

     SECTION 9. The Fund will cause any bank (including the Custodian) from which it borrows money using Securities as collateral to deliver to the Custodian a notice of undertaking in the form then currently employed by the lender setting forth the amount that the lender will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian Written or Oral Instructions for each loan, stating (i) the name of the lender and the amount of loan; and (ii) the name of the issuer, the title and the number of shares or principal amount of the Securities to be delivered as collateral. The Custodian shall deliver as directed by the Fund such specified collateral, if any, and receive from the lender the total amount of the loan proceeds; provided, however, that no delivery of Securities shall occur if the amount of loan proceeds does not conform to the amount set forth in the Written or Oral Instructions, or if such Instructions do not contain the requirements of (ii) above.

     The Custodian shall deliver, from time to time, any Securities required as additional collateral for any transaction described in this Section, upon receipt of Written or Oral Instructions. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian.

     SECTION 10. If, in its sole discretion, the Custodian advances funds to the Fund to pay for the purchase of Securities, to cover an overdraft of the Fund's account with the Custodian, or to pay any other indebtedness to the Custodian, the Fund's indebtedness shall be deemed to be a loan by the Custodian to the Fund, payable on demand and bearing interest at the rate then charged by the Custodian for such loans; provided, however, that the Custodian shall obtain the Fund's prior approval for any advance of funds other than for the purpose of settling a Securities trade. The Fund hereby agrees that the Custodian shall have a continuing lien and security interest, to the extent of any such overdraft or indebtedness, and to the extent required by Regulation U of the Board of Governors of the Federal Reserve System in the event any security interest is taken in "margin stock" as therein defined, in any property then held by the Custodian or its agents for the benefit of the Fund, or in which the Fund may have an interest. The Fund authorizes the Custodian, in its sole discretion at any time, to charge any such overdraft or indebtedness, together with interest due thereon, against any balance then credited to the Fund on the Custodian's books.

     SECTION 11. The Custodian's responsibilities regarding put and call option contracts will be governed by the following subsections:

     (a) With respect to puts and calls traded on securities exchanges:


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          (1)  The Custodian shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Fund regarding escrow or other arrangements (i) in accordance with the provisions of any agreement between the Custodian, any broker-dealer registered under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and a member of the National Association of Securities Dealers, Inc. and, if necessary, the Fund relating to compliance with the rules of the Options Clearing Corporation ("OCC") and of any registered national securities exchange, or of any similar organization or organizations, or (ii) alternatively, in accordance with subsection (d) as to covered call options written by the Fund.

          (2) The Custodian shall be under no duty or obligation to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Custodian be under any duty or obligation to present such option to the broker for exercise unless it receives proper Instructions from the Fund. The Custodian shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Fund, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account as described in subsection (c) of this
SECTION 11. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Fund that the amount of collateral held by a broker or held in a Segregated Account as described in subsection (c) of this SECTION 11 is sufficient to protect the broker against any loss; (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Fund that any option it holds has or is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.

     (b) With respect to puts, calls and futures traded on commodities exchanges:

               (1) The Custodian shall take action as to puts, calls and futures contracts ("futures") purchased or sold by the Fund in accordance with the provisions of any agreement among the Fund, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, as amended, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund.

          (2) The responsibilities and liabilities of the Custodian as to futures, puts and calls traded on commodities exchanges, any futures commission merchant account and the Segregated Account shall be limited as set forth in subsection (a) (2) of this SECTION 11 as if such subsection referred to futures commission merchants rather than brokers, and futures and puts and calls thereon instead of options.

     (c) The Custodian shall upon receipt of Oral or Written Instructions establish and maintain a Segregated Account or Accounts for and on behalf of the Fund, into which Account or Accounts may be transferred cash and Securities (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the National Association of Securities Dealers, Inc. or any futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of

OCC and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered contract market, or of any similar organization or organizations regarding escrow or other arrangements in connection with transactions by the Fund, and (ii) for the purpose of segregating cash or Securities in connection with options written by the Fund, and (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Written or Oral Instructions, a certified copy of a resolution of the Board of Trustees of the Fund signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

     (d) Upon receipt of Written or Oral Instructions, the Custodian will execute, or cause a Sub-Custodian or depository to execute, an escrow receipt relating to a call option written by the Fund and will deliver such escrow receipt against receipt of payment of the premium therefor or, in the case of call option contracts issued by OCC, an escrow deposit form of OCC pursuant to the Escrow Deposit Agreement in effect from time to time between the Custodian and OCC. The Instruction shall contain all information necessary for the issuance of such receipt or deposit form and will authorize the deposit of the securities specified therein into an escrow account which will be held by the Custodian or a depository subject to the terms of such escrow receipt or deposit form. However, the Custodian agrees that it will not deliver or cause a depository to deliver any securities deposited in an escrow account pursuant to an exercise notice unless the Custodian has received Oral or Written Instruction to do so or (i) the Custodian has duly requested the issuance of such Instruction; (ii) at least two business days have elapsed since the receipt of such request to the Fund; and (iii) the Fund has not advised the Custodian that it has purchased Securities that are to be delivered pursuant to the exercise notice. The Fund shall be subrogated to the rights of the Custodian against any party for any claim the Custodian may have as a result of the Custodian's delivery or directing delivery of Securities deposited in an escrow account other than pursuant to an Instruction by the Fund. The Fund agrees that it will not issue an Instruction which shall conflict with the terms of any escrow receipt executed by the Custodian or any depository in relation to the Fund which is then in effect. The Custodian need not maintain any written evidence of any call written by the Fund as part of its duties under this Agreement. The Fund may write calls on securities ("underlying securities") which are not owned by the Fund and may issue an Instruction to the Custodian to execute, or cause a depository to execute, an escrow receipt or deposit form on securities ("convertible securities") which are, or are to be, owned by the Fund and are convertible into the underlying securities. In such event, any Instruction as to the execution of the escrow receipt or deposit form will relate only to such convertible securities but any instruction as to the delivery of such securities may direct the Custodian to convert the same.

     SECTION 12. The Custodian assumes no duty, obligation or responsibility whatsoever to exercise any voting or consent powers with respect to the Securities held by it from time to time hereunder. The Fund or such person or persons as it may designate shall have the right to vote, consent or otherwise act with respect to such Securities. The Custodian will exercise its best efforts (as defined in SECTION 14) to furnish to the Fund in a timely manner all proxies or other appropriate authorizations with respect to Securities registered in the name of the Custodian or its nominee, so that the Fund or its designee may vote, consent or otherwise act.

     SECTION 13. The Fund agrees to pay to the Custodian compensation for its services as set forth in Schedule A hereto attached, or as shall be set forth in written amendments to such Schedule approved by the Fund and the Custodian from time to time.

     SECTION 14. The Custodian will exercise its best efforts to forward to the Fund in a timely manner all notices of stockholder meetings, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials of any kind (excluding stock certificates and dividend and interest payments) received by the Custodian as registered owner of Securities ("notices and materials"). The Fund and its investment adviser have primary responsibility for taking action on such notices and materials. Best efforts as used in this Agreement shall mean the efforts reasonably believed in good faith by the Custodian to be adequate in the circumstances.

     Upon receipt of warrants or rights issued in connection with the assets of the Fund, the Custodian shall enter into its ledgers appropriate notations indicating such receipt and shall notify the Fund of such receipt. However, the Custodian shall have no obligation to take any other action with respect to such warrants or rights, except as directed in Written or Oral Instructions.

     SECTION 15. The Custodian assumes no duty, obligation or responsibility whatsoever with respect to Securities not deposited with the Custodian.

     SECTION 16. The Custodian acknowledges and agrees that all books and records maintained for the Fund in any capacity under this Agreement are the property of the Fund and may be inspected by the Fund or any authorized regulatory agency at any reasonable time. Upon request all such books and records will be surrendered promptly to the Fund. The Custodian agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 of the Investment Company Act of 1940 any records related to services provided under this Agreement and required to be maintained by Rule 31a-1 of such Act.

     SECTION 17. The Custodian assumes only the duties and obligations specifically set forth herein, and duties incidental thereto normally performed by custodians of mutual funds. It specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Fund, whether or not on deposit hereunder. The responsibility for the proper and timely management, investment and reinvestment of such Securities shall be that of the Fund and its investment advisor.

     The Custodian shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom. Upon Written or Oral Instructions, the Custodian may pay any such tax, assessment or charge and reimburse itself out of the monies of the Fund or the Securities held hereunder.

     The Custodian may rely upon the advice of counsel, who may be counsel for the Fund or for the Custodian, and upon statements of accountants, brokers or other persons believed by it in good faith to be expert in the matters upon which they are consulted. The Custodian shall not be liable for any action taken in good faith reliance upon such advice or statements. The Custodian shall not be liable for action taken in good faith in accordance with any Written or Oral Instructions, request or advice of the Fund or its officers, or information furnished by the Fund or its officers. The Custodian shall not be liable for any non-negligent action taken in good faith and reasonably believed by it to be within the powers conferred upon it by this Agreement.

     No liability of any kind, other than to the Fund, shall attach to the Custodian by reason of its custody of the Securities and cash of the Fund under this Agreement or otherwise as a result of its custodianship. In the event that any claim shall be made against the Custodian, it shall have the right to pay the claim and reimburse itself from the assets of the Fund in its hands; provided, however, that no such reimbursement shall occur unless the Fund is notified of the claim and is afforded an opportunity to defend the claim, if it so elects. Except as otherwise provided herein, the Fund shall further agree to indemnify and hold the Custodian harmless for any loss, claim, damage, expense or liability arising out of the custodian relationship under this Agreement; provided such loss, claim, damage, expense or liability is not the direct result of the Custodian's negligence or willful misconduct.

     SECTION 18. Upon receipt of Written or Oral Instructions to appoint a Sub-Custodian, which shall be deemed a Fund approval of the appointment, the Custodian shall appoint one or more banking institutions licensed and examined by the United States or any state thereof as Sub-Custodian of Securities and cash of the Fund from time to time; provided, however, that the Custodian shall have requested appointment of a Sub-Custodian.

     The Custodian shall have no liability to the Fund or any other person by reason of any act or omission of any Sub-Custodian, and the Fund shall indemnify the Custodian and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising directly of indirectly out of or in connection with the performance of any Sub-Custodian; provided, however, that the Custodian shall, and hereby does, assign to the Fund any and all claims for any losses, costs, expenses, or damages that may be incurred by the Fund by reason of the negligence, gross negligence or misconduct of any Sub-Custodian, or by reason of the failure of a Sub-Custodian to perform in accordance with any applicable agreement, including instructions of the Custodian of the Fund. The Custodian shall be under no obligation to prosecute or to defend any action, suit or claim arising out of, or in connection with, the performance of any Sub-Custodian, if, in the opinion of the Custodian's counsel, such action will involve the Custodian in expense or liability. The Fund shall, upon request, furnish the Custodian with satisfactory indemnity against such expense or liability, and upon request of the

Custodian, the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity.

          The Fund shall pay all fees and expenses of any Sub-Custodian.

     SECTION 19. This Agreement may be amended from time to time without notice to or approval of the Shareholders by a written supplemental agreement executed by the Fund and the Custodian.

     SECTION 20. This Agreement may be terminated by either party upon notice to the other. The termination shall become effective at the time specified in the notice but no earlier than sixty (60) days after the date of the notice. Upon notice of termination, the Fund shall use its best efforts to obtain a successor custodian. If a successor custodian is not appointed within sixty
(60) days after the date of the notice of termination, the Board of Trustees of the Fund shall, by resolution, designate the Fund as its own custodian.
Each successor custodian shall be a person qualified to serve under the Investment Company Act of 1940, as amended from time to time. Promptly following receipt of written notice from the Fund of the appointment of a successor custodian and receipt of Written or Oral Instructions, the Custodian shall deliver upon payment of the Custodian's reasonable charges and disbursements and any other amounts due all Securities and cash it then holds directly to the successor custodian and shall, upon request of the Fund and the successor custodian, execute and deliver to the successor custodian an instrument approved by its counsel transferring to the successor custodian all the rights, duties and obligations of the Custodian, transfer to the successor custodian the originals or copies of all books and records maintained by the Custodian hereunder and cooperate with, and provide reasonable assistance to, the successor custodian in the establishment of the books and records necessary to carry out its responsibilities hereunder. If the Fund's Board of Trustees fails to designate a successor custodian or to designate the Fund as its own custodian within sixty (60) days after the date of the notice of termination, the Custodian may, at the expense of the Fund, apply to the Federal District Court for the Commonwealth of Massachusetts for further direction as to the disposition of the Fund's assets. Notwithstanding the termination of this Agreement, the Custodian shall be obligated to safeguard the assets of the Fund and may change reasonable and customary fees for doing so pending receipt by the court or the Fund of instructions for delivery of all securities and cash held, but the Custodian shall have no obligation to process any other transactions or perform any other custodial functions following termination of this Agreement. Upon delivery of the Securities and other assets of the Fund and compliance with the other requirements of this SECTION 20, the Custodian shall have no further duty or liability hereunder. Every successor custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, powers, obligations and custody of the predecessor custodian.

     SECTION 21. Nothing contained in this Agreement is intended to or shall require the Custodian in any capacity hereunder to perform any functions or duties on any holiday, weekend or weekday on which the Custodian or the New York Stock Exchange is closed or permitted by law to be closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Custodian are open, unless otherwise required by law.

     SECTION 22. Unless otherwise agreed upon by the parties, this Agreement shall become effective as of the date set forth on the first page hereof.

     SECTION 23. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     SECTION 24. This Agreement shall extend to and bind the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of the Fund's Board of Trustees. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party so long as the assignee is an affiliate, parent or subsidiary of the assigning party and the assignee of the Custodian is qualified to serve as custodian under the Investment Company Act of 1940, as amended from time to time.

     SECTION 25. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

WITNESS the following signatures:

                                   FORUM FUNDS

                                   BY:  /s/ John Y. Keffer
                                      --------------------------
                                          John Y. Keffer
                                   TITLE:  President
                                         -----------------------

                                   FIRST NATIONAL BANK OF BOSTON

                                   BY:  /s/ Janice Charbonnier
                                      --------------------------
                                        Janice Charbonnier
                                   TITLE:
                                         -----------------------

                                   SCHEDULE A




BASE FEE  $2,000 per annum for each investment adviser to the Fund.
          $  300 per annum for each additional Series after the first Series.

ADMINISTRATIVE FEE - An annual rate of .02% of the average daily value of the assets of each Series.

TRANSACTION FEES - $15.00 per asset transaction for any asset investment such as a purchase, sale or corporate action activity.

MINIMUM FEE - $4,000 per annum against the overall custodial relationship.